EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard DeCicco, Chief Executive Officer and Chief Financial Officer of Iconic Brands, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

(1)

The Company’s quarterly report on Form 10-Q for the period ended March 31, 2021 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 24, 2021	By:	/s/ Richard DeCicco
Richard DeCicco
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Iconic Brands, Inc., and will be retained by Iconic Brands, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.